Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-24083) and S-8 (No. 333-38929, 333-49787 and 333-103453) of Meadowbrook Insurance Group, Inc., of our report dated March 16, 2005 relating to the financial statements and financial statement schedules, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

Chicago, Illinois
March 13, 2006